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                   [Letterhead of Simpson Thacher & Bartlett]

                                                              January 29, 1999


PE Corporation
761 Main Street
Norwalk, Connecticut 06859


Ladies and Gentlemen:

     This opinion letter is furnished to you in connection with the Registration Statement on Form S-4 (as amended, the "Registration Statement") of PE Corporation, a Delaware corporation (the "Company"), relating to the issuance of shares of its PE Corporation--PE Biosystems Group Common Stock, par value $.01 per share (the "PE Biosystems Stock"), and shares of its PE Corporation--Celera Genomics Group Common Stock, par value $.01 per share (the "Celera Genomics Stock"; together with the PE Biosystems Stock, the "Common Stock"), pursuant to the merger (the "Merger") of a subsidiary of the Company with The Perkin-Elmer Corporation, a New York corporation, described in the Registration Statement.

     We have examined, and have relied as to matters of fact upon, a copy of the Registration Statement, and originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

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                                      -2-                     January 29, 1999


     In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

     Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the shares of Common Stock to be issued by the Company pursuant to the Merger have been duly authorized and, when issued in accordance with the Registration Statement, will be legally issued, fully paid and nonassessable.

     We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the Delaware General Corporation Law.

     This opinion letter is rendered to you in connection with the above described transaction. We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name therein under the caption "Legal Opinions."


                                               Very truly yours,


                                               /s/ Simpson Thacer & Bartlett
                                               ---------------------------------
                                               SIMPSON THACHER & BARTLETT